UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant ☑

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

☑	Definitive Additional Materials
Soliciting Material Pursuant to Section 240.14a-12

AMERICAN BEACON FUNDS

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

URGENT ACTION REQUIRED TODAY!

Dear Shareholder:

We have sent you several mailings concerning important proposals regarding your investments in American Beacon Funds. The Special Meeting for the funds had to be adjourned again to allow shareholders more time to vote on the proposals. The Special Meeting will reconvene on February 27, 2024.

We are required to gather a specific number of votes to have a quorum for our upcoming Shareholder Meeting. Your vote allows us to reach that required quorum.

This letter was sent to you because you held shares in the fund(s) on the record date and we have not received your vote! Because your vote is critical, our outreach to you will continue until there is sufficient voting.

Please vote by one of these four options:

•	Vote Online - Visit the website noted on the enclosed proxy card and follow the instructions.

•	Vote by Mail - Mail your signed proxy card(s) in the postage-paid envelope.

•	Vote by Phone - Call the toll-free number printed on the enclosed proxy card and follow the automated instructions. Available 7 days a week 24 hours a day.

•	Speak with a Proxy Specialist - Call 1-866-434-5625 with any questions. Specialists can assist with voting. Available Mon-Fri from 9 a.m. – 11 p.m. ET and Sat from 12 p.m. – 6 p.m. ET

A copy of the Joint Proxy Statement may be viewed or downloaded at the website https://www.proxy-direct.com/abf-33434 Please read the materials carefully. If you have any questions regarding the proposal(s), or need assistance with voting, you may call Computershare Fund Services, the Fund’s proxy solicitor, toll free at 1-866-434-5625.

YOUR FUND BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL(S)

Institutional Shareholder Services, Inc. (“ISS”) has recommended a VOTE “FOR” THE PROPOSAL

Our Proxy Specialist team is available now to take your vote at 1-866-434-5625.

Thank you for your prompt attention to this matter.

Sincerely,

/s/ Terri McKinney
Terri McKinney
Senior Vice President, Enterprise Services

220 E. Las Colinas Blvd., Suite 1200 Irving, Texas 75039
PO Box 43131 Providence, RI 02940-3131

February 2024

Large Cap Value Fund

Small Cap Value Fund

Dear Shareholder:

We’ve been trying to reach you regarding your investment(s) in the above American Beacon Fund(s) that you are invested in.

Please call us as soon as possible at 888-456-7087, Monday through Friday, between the hours of 10:00 a.m. and 11:00 p.m. and Saturday from 12:00p.m. to 6:00 p.m. Eastern Time.

At the time of the call, you will be asked for the reference number above in order to locate your voting record for the funds that you own. The representative will not have access to your confidential information and the telephone line is also recorded for your protection. After the call, you will receive a confirmation of your vote by return mail.

YOUR VOTE IS NEEDED

CALLING NOW AVOIDS UNNECESSARY COMMUNICATIONS AND

ELIMINATES PHONE CALLS TO SHAREHOLDERS

This matter is very important and will take only a moment of your time.

Thank you in advance for your assistance with this matter.

Sincerely,

/s/ Terri McKinney
Terri McKinney
Senior Vice President, Enterprise Services

Your vote makes a difference for charity!

To express our appreciation for your participation, American Beacon Advisors, Inc. will make a charitable donation of $1 for every shareholder account that votes beginning November 10, 2023. Contributions will be made in equal parts to Feeding America and the Make-A-Wish Foundation. Regardless of how you vote, you’ll help these charities make a difference.